Exhibit 99.1

FOR IMMEDIATE RELEASE

NICOLET BANKSHARES, INC. ANNOUNCES 2015 EARNINGS

•	$11.4 million net income for 2015, 15% higher than a year ago

•	$2.57 earnings per diluted common share for 2015, 14% higher than 2014

•	0.96% return on average assets for 2015, compared to 0.84% for 2014

•	12.4% return on average common equity for 2015, compared to 11.5% for 2014

•	$23.42 book value per common share at December 31, 2015, up 10% over a year ago

Green Bay, Wisconsin, January 19, 2016 – Nicolet Bankshares, Inc. (OTCBB: NCBS) (“Nicolet”) announces 2015 net income of $11.4 million, and net income available to common shareholders of $11.2 million or $2.57 per diluted common share. Return on average assets was 0.96% for 2015, and the return on average common equity was 12.4%. Comparatively, for 2014 net income was $9.9 million and net income available to common shareholders was $9.7 million or $2.25 per diluted common share. Return on average assets was 0.84%, and return on average common equity was 11.5% for 2014.

Book value per common share was $23.42 at December 31, 2015, $2.08 or 10% higher than $21.34 at year end 2014, benefiting from retained earnings.

“It has been a great year of execution,” said Bob Atwell, Chairman and CEO of Nicolet. “Our performance returned nearly 1% on average assets and more than 12% on average common equity. Our shareholders have seen an appreciable increase in their stock price during 2015, growing from $25.00 to $31.79 per share, based on closing stock prices at December 31, 2014 and 2015. And consistent with our previously stated interest in strategic growth, we remain on target for a second quarter 2016 closing on our merger transaction with Baylake Corp. announced in September,” Atwell said.

“Earnings for 2015 were especially characterized by return over an improved mix of average interest-earning assets with slightly lower aggregate discount accretion on acquired loans between the years, strong secondary mortgage income, net gains on sales of investments and other real estate owned, and expense management, while also accommodating costs related to our pending merger with Baylake,” Atwell said.

Financial Position and Asset Quality

At December 31, 2015, total assets were $1.2 billion, loans were $877 million and deposits were $1.06 billion, with each slightly lower (less than 1%) than at December 31, 2014. Total equity was $110 million at year-end 2015, down slightly from a year ago, with a $12 million redemption in SBLF preferred equity and an $11 million net increase in common equity from retained earnings and issued equity exceeding common stock repurchases in 2015.

Average loans for 2015 were $884 million, up 3% over 2014, and average deposits were $1.02 billion, minimally changed from 2014. While average interest-earning assets were unchanged at $1.08 billion for 2015 and 2014, the mix improved to higher-earning loan assets (82% for 2015 versus 79% for 2014) and investments, and a lower proportion in low-earning cash (2% for 2015 versus 7% for 2014). As a result, the 2015 earning asset yield held steady at 4.54% for both years, and the net interest margin remained relatively unchanged at 3.88% for 2015 versus 3.89% for 2014.

Nonperforming assets improved to represent only 0.32% of assets at December 31, compared to 0.61% at year-end 2014. With a $1.8 million provision for loan losses covering $0.8 million of net charge offs for 2015, the allowance ratio increased to 1.18% of total loans at December 31, compared to 1.05% at year-end 2014. “Stellar asset quality metrics reflect the ongoing strength in our core loan portfolio, resulting in a lower 2015 loan loss provision,” Atwell said.

Earnings

Net income for 2015 was $11.4 million, $1.5 million or 15% higher than 2014. Between the years, noninterest revenues were up ($3.5 million or 25%) and provision for loan losses was down ($0.9 million), while net interest income was down slightly ($0.5 million or 1%) and noninterest expenses were up modestly ($0.9 million or 2%, with approximately $0.8 million attributable to costs related to the in-process Baylake merger).

Noninterest revenues grew mainly due to increased secondary mortgage income in a more favorable market (up $1.3 million or 69%), trust revenues (up $0.3 million or 6%), deposit service charges (up $0.2 million or 10%) and net gains on investments and other real estate owned sales (up $1.2 million) over last year. Net interest income was down $0.5 million or 1%, mainly from $0.5 million lower aggregate discount income on previously acquired loans compared to 2014.

Other Important Notes of 2015

On September 8, Nicolet announced the signing of a definitive merger agreement (“Merger Agreement”) with Baylake Corp. (“Baylake”) (NASDAQ:BYLK) under which Baylake will merge with and into Nicolet to create the largest publicly traded Wisconsin community bank headquartered north of Milwaukee. Based upon the financial results as of December 31, 2015, the combined company would have total assets of approximately $2.3 billion, deposits of $1.9 billion and loans of $1.6 billion. The merger transaction is expected to close in the second quarter of 2016 and is subject to customary closing conditions, including approval by shareholders of each company and regulatory approvals.

“As part of our active capital management in 2015, we sold two outlying branches in August, raised $12 million of 10-year subordinated debt that qualifies as Tier 2 regulatory capital, repurchased approximately 146,400 shares of common stock under our existing stock repurchase program, and redeemed half of our SBLF preferred stock in September, reducing the future cost of capital,” added Atwell. “Our tangible common equity to tangible assets remained healthy at 7.72% at year-end 2015. And we remain diligent in cultivating strategic opportunities designed to add more value to our franchise and shareholders.”

About Nicolet Bankshares, Inc.

Nicolet Bankshares, Inc. is the bank holding company of Nicolet National Bank, a growing, full-service, community bank providing services ranging from commercial and consumer banking to wealth management and retirement plan services. Founded in Green Bay in 2000, Nicolet National Bank operates branches in Northeast and Central Wisconsin and the upper peninsula of Michigan. More information can be found at www.nicoletbank.com.

Important Information for Investors

This communication relates to the proposed merger transaction involving Nicolet and Baylake.  In connection with the proposed merger, Nicolet and Baylake have filed a preliminary joint proxy statement/prospectus on Form S-4 and other relevant documents concerning the merger with the Securities and Exchange Commission (the “SEC”). BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE JOINT PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NICOLET, BAYLAKE AND THE PROPOSED MERGER.  When available, the definitive joint proxy statement/prospectus will be delivered to shareholders of Nicolet and shareholders of Baylake.  Investors may obtain copies of the joint proxy statement/prospectus and other relevant documents (as they become available) free of charge at the SEC’s website (www.sec.gov).  Copies of the documents filed with the SEC by Nicolet will be available free of charge on Nicolet’s website at www.nicoletbank.com.  Copies of the documents filed with the SEC by Baylake will be available free of charge on Baylake’s website at www.baylake.com

Nicolet, Baylake and certain of their directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Nicolet and the shareholders of Baylake in connection with the proposed merger.  Information about the directors and executive officers of Nicolet and Baylake will be included in the joint proxy statement/prospectus for the proposed transaction filed with the SEC.  Information about the directors and executive officers of Nicolet is also included in its annual report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 9, 2015.  Information about the directors and executive officers of Baylake is also included in the proxy statement for its 2015 annual meeting of shareholders, which was filed with the SEC on April 24, 2015.  Additional information regarding the interests of such participants and other persons who may be deemed participants in the transaction will be included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Forward Looking Statements “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995.

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which Congress passed in an effort to encourage companies to provide information about their anticipated future financial performance.  This act protects a company from unwarranted litigation if actual results are different from management expectations.  This report reflects the current views and estimates of future economic circumstances, industry conditions, company performance, and financial results of the management of Nicolet and Baylake.  These forward-looking statements are subject to a number of factors and uncertainties which could cause Nicolet’s, Baylake’s or the combined company’s actual results and experience to differ from the anticipated results and expectations expressed in such forward-looking statements, and such differences may be material.  Forward-looking statements speak only as of the date they are made and neither Nicolet nor Baylake assumes any duty to update forward-looking statements. There are a number of factors that could cause our actual results to differ materially from those projected in such forward-looking statements.

In addition to factors previously disclosed in Nicolet’s and Baylake’s reports filed with the SEC and those identified elsewhere in this report, these forward-looking statements include, but are not limited to, statements about (i) the expected benefits of the transaction between Nicolet and Baylake and between Nicolet National Bank and Baylake Bank, including future financial and operating results, cost savings, enhanced revenues and the expected market position of the combined company that may be realized from the transaction, and (ii) Nicolet’s and Baylake’s plans, objectives, expectations and intentions and other statements contained in this report that are not historical facts.  Other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects” or words of similar meaning generally are intended to identify forward-looking statements.  These statements are based upon the current beliefs and expectations of Nicolet’s and Baylake’s management and are inherently subject to significant business, economic and competitive risks and uncertainties, many of which are beyond their respective control.  In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.  Actual results may differ from those indicated or implied in the forward-looking statements and such differences may be material.

The following risks, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Nicolet and Baylake may not integrate successfully or the integration may be more difficult, time-consuming or costly than expected; (2) the expected growth opportunities and cost savings from the transaction may not be fully realized or may take longer to realize than expected; (3) revenues following the transaction may be lower than expected as a result of losses of customers or other reasons, including issues arising in connection with integration of the two banks; (4) deposit attrition, operating costs, customer loss and business disruption following the transaction, including difficulties in maintaining relationships with employees, may be greater than expected; (5) governmental approvals of the transaction may not be obtained on the proposed terms or expected timeframe; (6) the terms of the proposed transaction may need to be modified to satisfy such approvals or conditions; (7) Nicolet’s  shareholders or Baylake’s shareholders may fail to approve the transaction; (8) reputational risks and the reaction of the companies’ customers to the transaction; (9) diversion of management time on merger related issues; (10) changes in asset quality and credit risk; (11) the cost and availability of capital; (12) customer acceptance of the combined company’s products and services; (13) customer borrowing, repayment, investment and deposit practices; (14) the introduction, withdrawal, success and timing of business initiatives; (15) the impact, extent, and timing of technological changes; (16) severe catastrophic events in our geographic area; (17) a weakening of the economies in which the combined company will conduct operations may adversely affect its operating results; (18) the U.S. legal and regulatory framework, including those associated with the Dodd Frank Wall Street Reform and Consumer Protection Act, could adversely affect the operating results of the combined company; (19) the interest rate environment may compress margins and adversely affect net interest income; and (20) competition from other financial services companies in the companies’ markets could adversely affect operations.  Additional factors that could cause Nicolet’s results to differ materially from those described in the forward-looking statements can be found in Nicolet’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s website (www.sec.gov).  Additional factors that could cause Baylake’s results to differ materially from those described in the forward-looking statements can be found in Baylake’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s website (www.sec.gov).  All subsequent written and oral forward-looking statements concerning Nicolet, Baylake or the proposed merger or other matters and attributable to Nicolet, Baylake or any person acting on either of their behalf are expressly qualified in their entirety by the cautionary statements above.  Nicolet and Baylake do not undertake any obligation to update any forward-looking statement, whether written or oral, to reflect circumstances or events that occur after the date the forward-looking statements are made.

Nicolet Bankshares, Inc.
Consolidated Financial Summary (Unaudited)

	Three Months Ended			Year to Date
	12/31/2015	9/30/2015	12/31/2014	12/31/2015	12/31/2014
Selected Income Statement Data:
(In thousands, except per share data)
Net interest income	$10,651	$10,017	$10,513	$41,384	$41,882
Provision for loan losses	450	450	675	1,800	2,700
Noninterest income	4,559	4,185	3,900	17,708	14,185
Noninterest expense	10,273	9,849	10,114	39,648	38,709
Net income	2,819	2,594	2,416	11,428	9,949
Preferred stock dividends	30	60	61	212	244
Net income available to common shareholders	2,789	2,534	2,355	11,216	9,705
Effective tax rate	36.5%	32.8%	32.6%	34.5%	31.4%

Per Common Share Data:
Net income-basic	$0.70	$0.64	$0.58	$2.80	$2.33
Net income-diluted	$0.64	$0.58	$0.55	$2.57	$2.25

At Period End:	12/31/2015	12/31/2014
(In millions, except per share data)
Total assets	$1,214	$1,215
Loans	877	883
Allowance for loan losses	10	9
Deposits	1,056	1,060
Stockholders’ equity	110	111
Common equity	97	87
Book value/common share	$23.42	$21.34
Tangible book value/common share	$22.51	$20.15
Common shares outstanding (#)	4.154	4.058

Asset Quality Ratios
Allowance for loan losses to total loans	1.18%	1.05%
Nonperforming loans to total loans	0.40%	0.61%
Nonperforming assets to total assets	0.32%	0.61%
Net charge offs to average loans (YTD annualized)	0.09%	0.31%